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Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

        We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-145111) pertaining to the Aventine Renewable Energy Holdings, Inc. 2003 Stock Incentive Plan (Amended and Restated as of April 16, 2007) of our reports dated February 29, 2008, with respect to the consolidated financial statements and the effectiveness of internal control over financial reporting of Aventine Renewable Energy Holdings, Inc., included in its Annual Report (Form 10-K) for the year ended December 31, 2007.

        Our audits also included the financial statement schedule of Aventine Renewable Energy Holdings, Inc. listed in Item 15(a). This schedule is the responsibility of Aventine Renewable Energy Holdings, Inc.'s management. Our responsibility is to express an opinion based on our audits. In our opinion, the financial statement schedule referred to above, when considered in relation to the basic financial statements taken as a whole, present fairly in all material respects the information set forth therein.

/s/ Ernst & Young LLP
St. Louis, Missouri February 29, 2008

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  Exhibit 23.1